                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our reports on the financial statements of ITC/\DeltaCom, Inc. and subsidiares, DeltaCom, Inc., and Gulf States FiberNet (and to all references to our Firm) included in or made part of this Registration Statement.

Arthur Andersen LLP

Atlanta, Georgia
April 10, 1998